                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: AUGUST 1, 2002

                              ELAMEX, S.A. DE C.V.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 MEXICO                                    NOT APPLICABLE
    (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)


   4171 N. MESA, BLDG. D. - 3RD FLOOR
               EL PASO, TX.                                     79902
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                                 (915) 351-2382
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                IN EL PASO, TEXAS


Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 [17 CFR 240.13a-11] or Rule 15d-11 [17 CFR 240.15d-11].

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On July 18, 2002, Elamex USA, Corp. ("Elamex USA"), a wholly owned Delaware subsidiary of the Registrant, completed the acquisition of Mt. Franklin Holdings, LLC, and Franklin Food Products LLC and the merger of Reprop Corporation with and into Elamex USA. The effective closing date for tax and accounting purposes was the close of business on June 28, 2002.

DESCRIPTION OF COMPANIES ACQUIRED

      Mt. Franklin Holdings, LLC ("Mt. Franklin"), a limited liability company organized under the laws of Delaware, is a holding company whose only activity is ownership of 100% of Franklin Connections, LP ("Franklin Connections"). Mt. Franklin was owned 34.262% by Azar Nut Company, a Delaware corporation which is owned approximately 78% by private investors located in the United States and 22% by members of the management of Franklin Connections. Franklin Connections operates a retail nut and foodservice nut packaging and marketing company whose operations are located in El Paso, Texas and a candy manufacturing facility in Juarez, Mexico. The nut business operates under the trade name "Azar Nuts" while the candy sector generally operates under the "Sunrise" trade name. In addition to the nut and candy operations, Franklin Connections has a small operation in El Paso involved in providing contract warehousing and distribution. Franklin Connections signed a shelter contract with Elamex, S.A. de C.V. in year 2000 for its plant in Juarez Mexico. In year 2001 Franklin Connections received a $3 million convertible subordinated loan from Elamex, S.A. de C.V. with a term of five years. Franklin Connections also received in year 2002 a loan from Elamex, S.A. de C.V. of $4.1 million, which was paid at the closing date of this acquisition transaction.

      Franklin Food Products LLC (FFP) is a Delaware limited liability company whose only activity is the ownership of 65.738% of Mt. Franklin. FFP was owned 50.1% by Reprop Corporation and 49.9% by Kids Holding Corp., a privately held company organized under the laws of Delaware.

      Reprop Corporation (Reprop) is a company organized under the laws of Delaware whose only activity at the date of merger was the ownership of 50.1% of FFP. Reprop was owned 100% by Accel, S.A. de C.V. (Accel). Accel is a Mexican company and is the majority owner of Elamex, S.A. de C.V.

PURCHASE PRICE AND PAYMENT METHOD

      The purchase price was based upon arms-length negotiations with Azar Nut Company and Kids Holding Corp. considering the fair market value of Franklin Connections in relation to the value of the Registrant's shares. Reprop Corporation, an affiliate of the Registrant, agreed to the same pricing terms as those resulting from such arms-length negotiations; provided, however, that an additional US$300,000 was paid to Accel as described in the inducement letter attached as an exhibit hereto. The purchase price was (a) US$1,445,040 and (b) 923,161 restricted shares of the common stock of the Registrant. Two hundred seventy-eight thousand five hundred (278,500) of these shares are subject to escrow agreements. The market value of the shares at the transaction date was US$5.15 per share.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Business Acquired.

Financial statements are not included in this Report, but will be filed by amendment not later than 60 days from the date this Report is due, in accordance with Item 7 of Form 8-K.

(b)   Pro forma financial information filed as part of this report:

Pro forma financial statements are not included in this Report, but will be filed by amendment not later than 60 days from the date this Report is due, in accordance with Item 7 of Form 8-K.

(c)   Exhibits

      1.- Merger agreement and escrow agreement between Elamex USA, Corp. and Reprop Corporation.*
      2.- Inducement letter to Accel, S.A. de C.V., from Elamex, S.A. de C.V., and Elamex USA, Corp., relating to the merger of Reprop Corporation.*
      3.- Agreement and escrow agreement between Elamex USA, Corp. and Azar Nut Company.
      4.- Agreement and escrow agreement between Elamex USA, Corp. and Kids Holding Corp.

* Filed herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in El Paso Texas.


                                               ELAMEX, S.A. de C.V.

Date: August 1, 2002                      By:  /s/ Richard P. Spencer
                                               ----------------------
                                               Richard P. Spencer
                                          President and Chief Executive Officer
                                               (Duly Authorized Officer)



Date: August 1, 2002                      By:  /s/ Thomas J. Benson
                                               --------------------
                                               Thomas J. Benson
                                          Vice-President of Finance and
                                               Chief Financial Officer